Exhibit 99.1

675 Bering Drive, Suite 400
Houston, Texas 77057
713-830-9600
Fax: 713-830-9696

CONTACT:                           William George
Chief Financial Officer
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA ANNOUNCES ACQUISITIONS

- New Operations in Raleigh, North Carolina and Nashville, Tennessee -
- Additions to existing operations in New York, Kentucky and Montana -

Houston, TX – January 6, 2010 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that it has acquired Acorn Industrial, Inc. (“Acorn”) located in Raleigh, North Carolina, and Dillingham & Smith Mechanical and Sheet Metal Contractors, LLC (“Dillingham”) located in Nashville, Tennessee.  The Company also announced that it has recently added smaller operations to existing Comfort Systems USA operations in Kentucky, Montana and upstate New York.

Acorn specializes in complicated new and retrofit construction projects, including work for educational, institutional and industrial clients throughout the Raleigh/Durham area.  Dillingham is a well-established mechanical services company that derives a majority of its revenues from ongoing service relationships and retrofit work.  The new tuck-in operations bring strategic additions of new capabilities and geographies to three perennially successful existing locations. Taken together, these new companies reported revenues in 2009 of approximately $45 million at profitability levels that are expected to be roughly equivalent to those generally earned by Comfort Systems USA, Inc.

Bill Murdy, Comfort Systems USA’s Chief Executive Officer, commented, “We are extremely pleased to bring Acorn Industrial and Dillingham & Smith into the Comfort Systems USA family of companies.  We are confident that their strong management teams and employees will be immediate contributors to our reputation and to our continuing operations.  Together with the solid new tuck-in operations, these new partners have attributes and strengths that will help us to improve locally, regionally and nationally.  Each of these companies has a proud history, and each provides us with a partner in a geography that we feel is strategic for future growth.”
Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 76 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, difficulty in obtaining or increased costs associated with bonding and insurance, shortages of labor and specialty building materials, retention of key management, our backlog failing to translate into actual revenue or profits, errors in our percentage-of-completion method of accounting, the result of competition in our markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  These forward-looking statements speak only as of the date of this filing.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.